Exhibit 21

           SCHEDULE OF SUBSIDIARIES OF HIGHWOODS PROPERTIES, INC.

               1.   Highwoods/Forsyth Limited Partnership
               2.   Highwoods/Florida GP Corp.
               3.   Highwoods Realty GP Corp.
               4.   Highwoods/Tennessee Properties, Inc.
               5.   Highwoods/Florida Holdings GP, L.P.
               6.   AP-GP Southeast Portfolio Partners, L.P.
               7.   Highwoods/Tennessee Holdings GP, L.P.
               8.   Highwoods/Tennessee Holdings, L.P.
               9.   AP Southeast Portfolio Partners, L.P.
              10.   Highwoods/Florida Holdings, L.P.
              11.   Forsyth Properties Services, Inc.
              12.   Highwoods Services, Inc.
              13.   Southeast Realty Options Corp.